UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2016

Commission File Number: 333-139482

Indie Growers Association

(Exact name of registrant as specified in its charter)

Nevada	98-0492900
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

311 Division St. Carson City, NV 89703

 (Address of principal executive offices)(Zip code)

888-648-0488

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

.	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

.	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

.	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

.	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On January 25, 2016, Indie Growers Associations (“we” or the “Company”) entered into a agreement to acquire 100% of the outstanding shares of Teascom UK Limited (“Teascom”), the patent holder of a new generation of data encryption algorithms.

Under the terms of the agreement, the Company would:

•

Effectuate a 1-for-100 stock consolidation

•

Change the name of the company to better reflect the new technology focus

•

Appoint two new members from Teascom to the Company’s Board of Directors

•

Issue 50,000,000 shares of the company in exchange for 100% of the outstanding share of Teascom

As a result of this transaction, which is expected to close on or before April 15, 2016, Teascom would become a wholly owned subsidiary of the Company.

Item 5.02 -

Departure of Directors or Certain Officers

On February 5, 2016, the Board of Directors accepted the resignation of Ricardo Esparza from his position as Chief Operations Officer of the Company.  Mr. Esparza’s resignation was for personal reasons and not related to any disagreement with the Company or its management.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Description

 10.1

Share Exchange Agreement between Indie Growers Association et al dated January 25, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  February 29, 2016

INDIE GROWERS ASSOCIATION

/s/ Robert Coleridge

Robert Coleridge

Director